Exhibit 4.27


                                FINCO, INC.

              7.30% SENIOR SECURED NOTES DUE FEBRUARY 28, 2002

                     AMENDMENT NO. 1 TO NOTE AGREEMENT

                            RITE AID CORPORATION

                   AMENDMENT NO. 1 TO GUARANTY AGREEMENT


                                               As of October 25, 1999


TO EACH OF THE CURRENT NOTEHOLDERS
NAMED IN ANNEX 1 HERETO:



Ladies and Gentlemen:


      FINCO, INC. (hereinafter "FINCO"), a Delaware corporation and RITE AID CORPORATION (hereinafter "RITE AID") (together with their successors and assigns) agree with you as follows:

1.    PRELIMINARY STATEMENTS.

1.1.  NOTE ISSUANCE, ETC.

      Finco issued and sold $79,560,908.91 aggregate principal amount of its 7.30% Senior Secured Notes due February 28, 2002 (as may be amended, restated or otherwise modified from time to time, the "NOTES") pursuant to a Note Agreement dated September 30, 1996 (the "NOTE AGREEMENT"). Rite Aid has entered into a Guaranty Agreement (the "Guaranty") with the Noteholders, also dated September 30, 1996, whereby in consideration of the purchase of the Notes it unconditionally and absolutely guaranteed Finco's performance of its obligations under the Note Agreement. The aggregate principal amount of the Notes currently outstanding is $49,189,662. The register for the registration and transfer of the Notes indicates that each of the Persons in named Annex 1 hereto (collectively, the "CURRENT NOTEHOLDERS") is currently a holder of the aggregate principal amount of Notes indicated in such Annex.

2.    DEFINED TERMS.

      Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Agreement.

3.    REQUEST FOR CONSENT TO AMENDMENTS.

      Finco and Rite Aid (collectively the "COMPANIES") request that each of you consent to the amendments to the Note Agreement (the "AMENDMENTS") provided for by this Amendment No. 1 to Note Agreement and Amendment No. 1 to Guaranty Agreement (collectively, this "AMENDMENT AGREEMENT").

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Companies, jointly and severally, represent and warrant as follows:

4.1.  ORGANIZATION, POWER AND AUTHORITY, ETC.

      The Companies are corporations duly incorporated and validly existing in good standing under the laws of their respective jurisdictions of incorporation.

4.2.  LEGAL VALIDITY.

      The execution and delivery of this Amendment Agreement by each of the Companies and compliance by them with their obligations hereunder: (a) are within the corporate powers of the respective Companies; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of either Company under the provisions of: (i) any charter instrument or bylaw to which either Company is a party or by which either Company or any of its Property may be bound; (ii) any order, judgement, decree or ruling of any court, arbitrator or Governmental Authority applicable to either Company or its Property; or (iii) any agreement or instrument to which either Company is a party or by which either Company or any of its Property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to either Company or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

      This Amendment Agreement has been duly authorized by all necessary action on the part of the Companies, has been executed and delivered by a duly authorized officer of the Companies, and constitutes a legal, valid and binding obligation on each of the Companies enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

4.3.  NO DEFAULTS.

      No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or Event of Default.

5.    AMENDMENTS.

            The Note Agreement, each of the Notes outstanding on the Effective Date and the Rite Aid Guaranty are hereby amended in the manner specified in Exhibit A.

5.1.  EFFECTIVENESS OF AMENDMENTS.

      The Amendments shall become effective on such date (the "EFFECTIVE
DATE") as

      (i) the Companies and the Current Noteholders shall have indicated their written consent to the Amendments by executing and delivering to each other counterparts of this Agreement,

      (ii) the Amended and Restated Credit Agreement, dated as of October 25, 1999, among Rite Aid, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as Agent (the "MORGAN CREDIT AGREEMENT") shall have been executed and delivered by the parties thereto,

      (iii) the Loan Documents (as defined in the Morgan Credit Agreement) shall have been executed and delivered by the parties thereto, and

      (iv) the Companies shall have made payment of the fee payable to the Noteholders pursuant to Section 6 of this Amendment Agreement and the expenses to be paid on behalf of the Noteholders pursuant to Section 7 of this Amendment Agreement (to the extent a statement therefor has been presented to the Companies on or prior to the Effective Date).

6.    FEE.

      In consideration of the consent by the Noteholders to the Amendments, the Companies shall pay a combined fee to the Noteholders on the Effective Date in the aggregate amount of $555,586. Such combined fee shall be paid to the Noteholders ratably in accordance with the respective principal amounts of Notes held by them and in the manner and to the accounts specified in the Note Agreement for payments of principal and interest on the Notes.

7.    EXPENSES.

      Whether or not the Amendments become effective, the Companies will promptly (and in any event within thirty days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of your special counsel, Bingham Dana LLP, incurred in connection with the preparation, negotiation and delivery of the Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Companies' obligations pursuant to paragraph 10B of the Note Agreement.

8.    MISCELLANEOUS.

8.1.  PART OF NOTE AGREEMENT, FUTURE REFERENCES, ETC.

            This Amendment Agreement shall be construed in connection with and as a part of the Note Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Note Agreement and Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Agreements and the Notes without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

8.2.  COUNTERPARTS.

            This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

8.3.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                       NEXT PAGE IS SIGNATURE PAGE.]







            If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and return it to the Companies, whereupon it will become a binding agreement among you and the Companies.



                                        FINCO, INC.



                                        BY:
                                        NAME:
                                        TITLE:



                                        RITE AID CORPORATION



                                        BY:
                                        NAME:
                                        TITLE:






      The foregoing Agreement is hereby accepted as of the date first above written.


                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA



                                        BY:
                                        NAME:
                                        TITLE:



                                        PRUCO LIFE INSURANCE COMPANY



                                         BY:
                                         NAME:
                                         TITLE:







                                 EXHIBIT A

                                 AMENDMENTS

      1.    CHANGE IN INTEREST RATE.

            (a) Paragraph 1 of the Note Agreement is hereby amended and restated in its entirety as follows:

                  1. AUTHORIZATION OF ISSUE OF NOTES. The Company will
            authorize the issue and sale of its senior promissory ntoes (the "NOTES") in the aggregate principal amount of Seventy-Nine Million, Five Hundred Sixty Thousand Nine Hundred Eight and 91/100 Dollars ($79,560,908.91) to be dated the date of issue thereof, to mature on February 28, 2002, to bear interest on the unpaid balance thereof from February 28, 1997 (or such later day as any Note shall be dated upon an exchange of Notes) until the principal thereof shall have become due and payable at the rate specified below in this Section 1, payable monthly on the last day of each month commencing on March 31, 1997 and at maturity, and on overdue principal, Yield-Maintenance Amount and accrued interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The term "Notes" as used herein shall include each Note delivered pursuant to any provision hereof and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. The interest rate applicable to the Notes shall be nine and two-tenths percent (9.20%) per annum from and including the Effective Date of the First Amendment to, but not including, the same date of the sixth month thereafter (the "SIX MONTH ANNIVERSARY DATE"). Subject to the last sentence of this Section 1, commencing on the Six Month Anniversary Date, the interest rate applicable to the Notes at any time shall be the rate set forth below opposite the lowest Credit Rating of either Rating Agency in effect for any Senior Public Obligations of the Guarantor at such time:


                                 [TABLE OMITTED]



            (b) The first paragraph of the form of Note attached to the Note Agreement as Exhibit A is hereby amended and restated in its entirety as set forth below in this paragraph (b), and a portion of the first paragraph of each Note that is outstanding on the Effective Date of the First Amendment, commencing with clause (a) thereof and continuing through the end of such paragraph, shall also be deemed to have been amended and restated in its entirety as set forth below in this paragraph (b), without any surrender and exchange of any such Note, any notation of such amendment thereon, or any other action whatsoever. References to the "Note Agreement" in the form of Note and such outstanding Notes shall be deemed to mean the Note Agreement as amended by this Amendment Agreement.


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1/   The interest rate is stated to be 9.20% for six months. SHOULD THE RATE
GO UP BY 50 BASIS POINTS IF THE ASSET SALE TARGET IS NOT REACHED BY THE TARGET DATE (WHICH IS LESS THAN 6 MONTHS FROM THE EFFECTIVE DATE OF THE
FIRST AMENDMENT).




                  FOR VALUE RECEIVED, the undersigned, FINCO, INC. (herein
            called the "COMPANY"), a corporation organized and existing under the State of Delaware, hereby promises to pay to _____________ or registered assigns, the principal sum of
            ___________ DOLLARS ($___) on February 28, 2002 with interest (computed on the basis of a 360-day year of twelve 30- day months) (a) on the unpaid balance thereof at the rate of seven and three tenths percent (7.30%) per annum until the Effective Date of the First Amendment (as defined in the Note Agreement referred to below) and thereafter at the rate specified in the first paragraph of the Note Agreement referred to below, such rate to be effective from the later of (i) the date hereof or
            (ii) February 28, 1997, payable monthly on the last day of each month commencing on March 31, 1997, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount (as defined in the Note Agreement referred to below) and, to the extent permitted by applicable law, any overdue payment of interest, payable on demand, at a rate per annum from time to time equal to the lesser of (A) the highest rate allowed by applicable law, or
            (B) the greater of (1) two percent (2.00%) over the rate of interest then applicable to this Note and (2) two percent (2.00%) over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.


      2.    PUT OPTION FOLLOWING A RATING DECLINE.

            (a) Clause (i) of paragraph 4B of the Note Agreement is hereby amended and restated in its entirety as follows:

                        (I) RATING DECLINE. In the event that any Senior
            Obligations of the Guarantor shall not be rated Investment Grade by at least two (2) Rating Agencies at any time on or after November 1, 2000, each Noteholder will have the right to elect, prior to the Restoration Date, to require the Company to redeem such Note in whole (but not in part) on the Redemption Date at a price equal to the Redemption Price.

            3. Asset Sale Prepayments. A new paragraph 4H is hereby added to the Note Agreement to read as follows:

                  4H SALE OF ASSETS. The Company shall prepay a principal amount of the Notes equal to the Prudential Pro Rata Exposure in the amounts and at the times specified in Section 2.10 of the Morgan Credit Agreement, together with interest on such principal amount accrued to the date of prepayment and the Yield- Maintenance Amount, if any.2/

            4. DEFINED TERMS. The following defined terms are hereby added to paragraph 9B of the Note Agreement:

            "CREDIT RATING" means the rating accorded to Senior Public Obligations of the Guarantor by a Rating Agency.

            "EFFECTIVE DATE" has the meaning set forth in the First Amendment.

            "FIRST AMENDMENT" means Amendment No. 1 to Note Agreement and Amendment No. 1 to Guaranty Agreement, dated as of October 25, 1999, among the Company, the Guarantor and the holders of the Notes.

            "MORGAN CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of October 25, 1999, among the Guarantor, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as Agent, as in effect on the Effective Date of the First Amendment.

            "NET CASH PROCEEDS" has the meaning set forth in the Morgan Credit Agreement.

            "PRUDENTIAL PRO RATA EXPOSURE" has the meaning set forth in the Morgan Credit Agreement.


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2 /Paragraph 4H requires the Company to apply the entire amount of the asset sale proceeds allocable to the Notes to prepay the principal amount of the Notes. Funds for payment of interest and Yield-Maintenance Amount must be found elsewhere. IS THIS THE DEAL, OR SHOULD PRINCIPAL, INTEREST AND YIELD-MAINTENANCE AMOUNT ALL BE PAYABLE OUT OF ASSET SALE PROCEEDS ALLOCABLE TO THE NOTES?



            "REDUCTION EVENT" has the meaning set forth in the Morgan Credit Agreement.

            "SENIOR PUBLIC OBLIGATIONS" means, with respect to the Guarantor, Senior Obligations of the Guarantor that have been registered with the Securities and Exchange Commission pursuant to an effective registration statement under the Securities Act.

            5.    AMENDMENTS TO GUARANTY AGREEMENT.

            (a) Section 6.2 of the Rite Aid Guaranty is hereby amended and restated in its entirety as follows:

                  6.2   AMENDMENT.

                  (a) This Guarantee may be amended only in a writing
            executed by the Guarantor and the Required Holders. Subject to the next succeeding sentence, the covenants set forth in Sections 5.7 through 5.13, inclusive, hereof, and the definitions of defined terms used therein, shall be deemed to be automatically amended to be identical to the equivalent covenants and definitions in the Morgan Credit Agreement effective upon the effectiveness of any amendment thereto in the Morgan Credit Agreement. Any such deemed amendment shall automatically cease to be effective upon the termination of the Morgan Credit Agreement or any repayment of all or substantially all of the indebtedness outstanding thereunder, if such termination or repayment shall occur within one hundred eighty (180) days after the effectiveness of such deemed amendment. In addition, any such deemed amendment shall not annul or otherwise have any effect on any acceleration of the Notes pursuant to paragraph 6 of the Note Agreement if such amendment shall become effective after such acceleration shall have occurred.

                  (b) The Guarantor shall provide to each holder of Notes a
            copy of each draft of any amendment to the Morgan Credit Agreement, and the final executed copy thereof, if any portion of such proposed amendment would result in an automatic amendment hereof pursuant to Section 6.2(a). Such drafts and final executed copy will be furnished to the holders of the Notes either within one Business Day after the Guarantor's receipt thereof (if another party shall have prepared the draft or final executed copy) or simultaneously with the delivery thereof to any party to the Morgan Credit Agreement (if the Guarantor, the Issuer or any of their respective affiliates shall have prepared such draft or final executed copy).

                  (c) Neither the Guarantor nor the Issuer, nor any of
            their respective affiliates, will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security , to any party to the Morgan Credit Agreement as consideration for or as an inducement to the entering into by any such party of any waiver or amendment of any of the terms and provisions of the Morgan Credit Agreement which would result in an automatic amendment of the provisions hereof pursuant to Section 6.2(a) hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms ratably to each holder of Notes then outstanding.3/

            (b) The definition of "Credit Agreement" is deleted from
Section 3.1 of the Guaranty and the following definition is hereby added to such Section:

            "MORGAN CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of October 25, 1999, among the Guarantor, the banks from time to time parties thereto, and Morgan Guaranty Trust Company of New York, as Agent, as in effect on the Effective Date of the First Amendment.



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            3/ The draft does not provide for the Noteholders to receive any fee or security if there is an amendment to the Morgan Credit Agreement which does not result in an automatic amendment to the Guaranty (e.g., a change in an interest rate).